Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for April 2014

ATLANTA, May 2, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for April 2014.

Consolidated passenger unit revenue (PRASM) for the month of April increased 6.0% year over year with strength in the Domestic, Transatlantic, and Latin regions. April PRASM results benefited from the late placement of the Easter Holiday which shifted revenue from March into April.

Delta’s solid operating performance continued through April, with a monthly completion factor of 99.9 percent and an on-time arrival rate of 85.2 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
April consolidated PRASM change year over year	6.0%
Projected June quarter fuel price per gallon, adjusted	$2.97 - $3.02
April mainline completion factor	99.9%
April on-time performance (preliminary DOT A14)	85.2%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s top 50 Most Admired Companies in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 322 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of May 2, 2014, and which we have no current intention to update.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Apr 2014	Apr 2013	Change		Apr 2014	Apr 2013	Change

RPMs (000):
Domestic	10,109,008	9,436,907	7.1%		36,823,443	35,415,453	4.0%
Delta Mainline	8,267,423	7,595,568	8.8%		30,040,737	28,563,535	5.2%
Regional	1,841,585	1,841,339	0.0%		6,782,706	6,851,918	(1.0%)
International	6,464,367	6,108,582	5.8%		24,349,467	23,207,922	4.9%
Latin America	1,449,758	1,132,560	28.0%		6,251,671	5,110,867	22.3%
Delta Mainline	1,421,304	1,113,785	27.6%		6,131,222	5,042,800	21.6%
Regional	28,455	18,775	51.6%		120,449	68,067	77.0%
Atlantic	3,171,549	3,152,408	0.6%		10,304,547	10,330,663	(0.3%)
Pacific	1,843,060	1,823,614	1.1%		7,793,248	7,766,392	0.3%
Total System	16,573,376	15,545,489	6.6%		61,172,910	58,623,375	4.3%

ASMs (000):
Domestic	11,759,212	11,402,501	3.1%		43,799,344	43,321,900	1.1%
Delta Mainline	9,456,296	9,002,973	5.0%		35,080,217	34,171,022	2.7%
Regional	2,302,916	2,399,528	(4.0%)		8,719,127	9,150,878	(4.7%)
International	7,812,412	7,598,238	2.8%		29,677,868	28,700,910	3.4%
Latin America	1,745,383	1,407,446	24.0%		7,475,430	6,223,855	20.1%
Delta Mainline	1,706,659	1,383,321	23.4%		7,310,507	6,130,572	19.2%
Regional	38,723	24,125	60.5%		164,923	93,283	76.8%
Atlantic	3,730,411	3,907,078	(4.5%)		12,848,670	13,154,441	(2.3%)
Pacific	2,336,618	2,283,714	2.3%		9,353,767	9,322,614	0.3%
Total System	19,571,624	19,000,739	3.0%		73,477,212	72,022,810	2.0%

Load Factor:
Domestic	86.0%	82.8%	3.2	pts	84.1%	81.7%	2.4	pts
Delta Mainline	87.4%	84.4%	3.0	pts	85.6%	83.6%	2.0	pts
Regional	80.0%	76.7%	3.3	pts	77.8%	74.9%	2.9	pts
International	82.7%	80.4%	2.3	pts	82.0%	80.9%	1.1	pts
Latin America	83.1%	80.5%	2.6	pts	83.6%	82.1%	1.5	pts
Delta Mainline	83.3%	80.5%	2.8	pts	83.9%	82.3%	1.6	pts
Regional	73.5%	77.8%	(4.3)	pts	73.0%	73.0%	0.0	pts
Atlantic	85.0%	80.7%	4.3	pts	80.2%	78.5%	1.7	pts
Pacific	78.9%	79.9%	(1.0)	pts	83.3%	83.3%	0.0	pts
Total System	84.7%	81.8%	2.9	pts	83.3%	81.4%	1.9	pts

Mainline Completion Factor	99.9%	99.9%	-	pts

Passengers Boarded	14,419,159	13,532,954	6.5%		52,579,921	50,771,706	3.6%

Cargo Ton Miles (000):	185,020	187,695	(1.4%)		720,631	750,581	(4.0%)

a  Results include flights operated under contract carrier arrangements